Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Third Amendment to Joint Development Agreement

This Third Amendment (“Third Amendment”) to the Joint Development Agreement effective December 28, 2018 (“Original JDA”) and modified by the Series B Preferred Stock Financing Letter dated May 5, 2021 (“Financing Letter”), and by the Second Amendment to Joint Development Agreement, dated June 30, 2023 (“Second Amendment,” and together with the Original JDA, Financing Letter, and this Third Amendment, the “JDA”) is by and between Ford Motor Company, located at One American Road, Dearborn, MI 48126 (“Ford”) and Solid Power Operating, Inc., located at 486 S. Pierce Avenue, Suite E, Louisville, CO 80027 (“Solid Power”). Ford and Solid Power may be referred to individually as a “Party” or collectively as the “Parties,” as the context requires. This Third Amendment is effective as of the date of the last party to sign.

RECITALS

WHEREAS, the initial termination date of the JDA was December 31, 2020; and

WHEREAS, the JDA termination date was extended to June 30, 2023, in the last sentence of Section 1 of the Financing Letter; and

WHEREAS, the JDA termination date was extended to December 31, 2024, in the Second Amendment; and

WHEREAS, the Parties would like to further extend the JDA termination date to December 31, 2025; and

WHEREAS, the Parties have discussed and agreed on a schedule for certain deliverables by Solid Power during the extended period of the JDA, and

WHEREAS, the Parties now seek to amend the JDA in accordance with these objectives.

NOW, THEREFORE, BE IT RESOLVED that:

1.	The termination date in Article 7 of the JDA is extended to December 31, 2025, at no additional cost to Ford.

2.	The deliverable timelines and materials quantities outlined Section 2 of the Second Amendment are replaced with Exhibit A attached hereto.

3.	The hardware designated for [* * *] will be used by Solid Power to [* * *] to be performed/contracted at Solid Power’s expense and with test conditions agreed upon by Ford.

4.	Capitalized terms used but not defined herein shall have the meanings given to such terms in the Original JDA, as modified by the Financing Letter and Second Amendment, as applicable. All other terms and conditions of the JDA remain unchanged, including terms in the Financing Letter applicable to the JDA.

5.	This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. A faxed signature or other electronically transmitted signature (via a .pdf file) on this Third Amendment will have the same legal force and effect as though it were the original of such signature.

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed by their duly authorized representatives:

Ford Motor Company		Solid Power Operating, Inc.

By	/s/ Ted Miller	By	/s/ Linda Heller
	(Ford Authorized Signature)		(Solid Power Authorized Signature)

	Ted Miller		Linda Heller
	(Printed Name)		(Printed Name)

Its		Its
	Manager		Chief Financial Officer
	(Ford Signatory’s Title)		(Solid Power Signatory’s Title)

Date	Dec-06-2024	Date	December 16, 2024

EXHIBIT A

Deliverables Schedule

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